Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenues:
Electric	$2,140	$1,668	$4,971	$4,108
Natural gas	166	143	940	741
Total operating revenues	2,306	1,811	5,911	4,849
Operating Expenses:
Fuel	117	184	376	422
Purchased power	563	159	1,058	479
Natural gas purchased for resale	58	45	431	275
Other operations and maintenance	475	457	1,427	1,289
Depreciation and amortization	350	290	965	856
Taxes other than income taxes	144	142	415	392
Total operating expenses	1,707	1,277	4,672	3,713
Operating Income	599	534	1,239	1,136
Other Income, Net	58	56	180	151
Interest Charges	126	94	356	290
Income Before Income Taxes	531	496	1,063	997
Income Taxes	78	70	148	128
Net Income	453	426	915	869
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$452	$425	$911	$865

Earnings per Common Share – Basic	$1.75	$1.66	$3.53	$3.38

Earnings per Common Share – Diluted	$1.74	$1.65	$3.51	$3.36

Weighted-average Common Shares Outstanding – Basic	258.4	257.3	258.2	255.9
Weighted-average Common Shares Outstanding – Diluted	259.5	258.6	259.3	257.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$7	$8
Accounts receivable - trade (less allowance for doubtful accounts)	665	434
Unbilled revenue	366	301
Miscellaneous accounts receivable	62	85
Inventories	695	592
Current regulatory assets	346	319
Current collateral assets	145	66
Other current assets	232	163
Total current assets	2,518	1,968
Property, Plant, and Equipment, Net	30,608	29,261
Investments and Other Assets:
Nuclear decommissioning trust fund	910	1,159
Goodwill	411	411
Regulatory assets	1,405	1,289
Pension and other postretirement benefits	813	756
Other assets	992	891
Total investments and other assets	4,531	4,506
TOTAL ASSETS	$37,657	$35,735
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$155	$505
Short-term debt	1,221	545
Accounts and wages payable	820	1,095
Taxes accrued	216	74
Current regulatory liabilities	179	113
Other current liabilities	584	494
Total current liabilities	3,175	2,826
Long-term Debt, Net	13,577	12,562
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,785	3,499
Regulatory liabilities	5,658	5,848
Asset retirement obligations	771	757
Other deferred credits and liabilities	361	414
Total deferred credits and other liabilities	10,575	10,518
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,548	6,502
Retained earnings	3,636	3,182
Accumulated other comprehensive income	14	13
Total shareholders’ equity	10,201	9,700
Noncontrolling Interests	129	129
Total equity	10,330	9,829
TOTAL LIABILITIES AND EQUITY	$37,657	$35,735

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2022	2021
Cash Flows From Operating Activities:
Net income	$915	$869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,016	903
Amortization of nuclear fuel	46	37
Amortization of debt issuance costs and premium/discounts	17	17
Deferred income taxes and investment tax credits, net	137	139
Allowance for equity funds used during construction	(31)	(30)
Stock-based compensation costs	18	17
Other	63	11
Changes in assets and liabilities	(582)	(771)
Net cash provided by operating activities	1,599	1,192
Cash Flows From Investing Activities:
Capital expenditures	(2,437)	(2,613)
Nuclear fuel expenditures	(22)	(19)
Purchases of securities – nuclear decommissioning trust fund	(176)	(411)
Sales and maturities of securities – nuclear decommissioning trust fund	163	404
Other	14	(7)
Net cash used in investing activities	(2,458)	(2,646)
Cash Flows From Financing Activities:
Dividends on common stock	(457)	(423)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	675	63
Maturities of long-term debt	(450)	—
Issuances of long-term debt	1,118	1,423
Issuances of common stock	29	297
Redemptions of Ameren Illinois preferred stock	—	(13)
Employee payroll taxes related to stock-based compensation	(16)	(17)
Debt issuance costs	(11)	(15)
Other	—	(13)
Net cash provided by financing activities	884	1,298
Net change in cash, cash equivalents, and restricted cash	25	(156)
Cash, cash equivalents, and restricted cash at beginning of year	155	301
Cash, cash equivalents, and restricted cash at end of period	$180	$145